                               EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (hereinafter referred to as this "Agreement") is entered into as of this 8th day of July 2004 by and between DEEP WELL OIL & GAS, INC. a
Nevada corporation (hereinafter referred to as the "Company"), MIKWEC ENERGY
CANADA LTD., an Alberta corporation (hereinafter referred to as "Mikwec"), and the persons executing this Agreement listed on the signature page hereto
(referred to collectively as "Mikwec Shareholders") who own one hundred percent
(100%) of the outstanding common and preferred stock of Mikwec upon the following premises:

                                    Premises

WHEREAS, the Mikwec Shareholders collectively own 100% of the issued and outstanding common stock of Mikwec and 100% of the issued and outstanding preferred stock of Mikwec;

WHEREAS, the Company is a corporation organized under the laws of the State of
Nevada and its common stock is quoted on the National Quotation Bureau's Pink
Sheets under the symbol "DWOG";

WHEREAS, Mikwec is a privately held corporation organized under the laws of the
Province of Alberta, Canada;

WHEREAS, the Company desires to acquire 100% of the issued and outstanding shares of common stock of Mikwec and obtain an exclusive option to acquire 100%
of the issued and outstanding preferred stock of Mikwec in exchange for unissued restricted shares of the Company's common stock (the "Company's Common Shares")
(the "Exchange Offer"), so that Mikwec will become a subsidiary of the Company;

WHEREAS, the Mikwec Common Stock Shareholders desire to exchange all of their shares of common stock of Mikwec solely in exchange for the shares of authorized but unissued Common Stock, $.001 par value, of the Company;

WHEREAS, the Mikwec Preferred Shareholders desire to grant the Company an option to acquire their preferred shares solely in exchange for the shares of authorized but unissued Common Stock, $.001 par value, of the Company; and

None of the Parties is seeking tax counsel or legal or accounting opinions on whether the Share Exchange qualifies for tax free treatment and tax free treatment of the Exchange Offer is not a condition precedent to the enforcement of this Agreement.

                                    Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom, it is hereby agreed as follows:

                                    ARTICLE I

              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MIKWEC
                           AND THE MIKWEC SHAREHOLDERS

As an inducement to, and to obtain the reliance of the Company, except as set forth on the Mikwec Schedules (as hereinafter defined), Mikwec and the Mikwec
Shareholders represent and warrant to the Company as follows:

Section 1.01  Organization. Mikwec is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta, Canada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, including qualification to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. Included in the Mikwec Schedules are complete and correct copies of the Articles of
Incorporation and Bylaws of Mikwec as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Mikwec's
Articles of Incorporation or Bylaws. Mikwec has taken all actions required by law, its Articles of Incorporation, or otherwise, to authorize the execution and delivery of this Agreement. Mikwec has full power, authority, and legal right and has taken all action required by law, its Articles of Incorporation, and otherwise to consummate the transactions herein contemplated.

Section 1.02  Capitalization. Mikwec currently has 4,001,125 Common shares currently issued and outstanding and 337,500 Class R Non-Voting Preferred Shares issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. The rights and preferences of the Preferred Shares are set forth in their entirety on Schedule 1.02 attached hereto and made a part hereof

Section 1.03  Subsidiaries and Predecessor Corporations. Mikwec does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 1.04  Financial Statements.
(a) Included in the Mikwec Schedules are the audited Mikwec balance sheet as of
June 30, 2004 and the related statements of operations and cash flows for such periods.
(b) Mikwec has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.
(c) Mikwec has filed all federal, local or other income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.
(d) The books and records, financial and otherwise, of Mikwec are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.
(e) All of Mikwec's assets are reflected on its financial statements, and, except as set forth in the Mikwec Schedules or the financial statements of
Mikwec or the notes thereto, Mikwec has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05  Information. The information concerning Mikwec set forth in this
Agreement and in the Mikwec Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. In addition, Mikwec has fully disclosed in writing to the Company (through this Agreement or the
Mikwec Schedules) all information relating to matters involving Mikwec or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than one hundred
Thousand Dollars ($100,000) liability or diminution in value, (ii) have led or may lead to a competitive disadvantage on the part of Mikwec, or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on the transactions contemplated herein or on Mikwec, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06  Options or Warrants. Other than as set out in Schedule 1.06, there are no existing options, warrants, calls, or commitments of Mikwec of any character relating to the authorized and unissued Mikwec stock other than those granted to the Company hereunder.

Section 1.07  Absence of Certain Changes or Events. Except as set forth in this
Agreement or Mikwec Schedules (a) and (b), since the date of execution of this agreement:
(a) there has not been (i) any material adverse change in the business, operations, properties, assets, or condition of Mikwec or (ii) any damage, destruction, or loss to Mikwec (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or condition of Mikwec;
(b) Mikwec has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent)
except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than one hundred thousand
($100,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Twenty Five
Thousand Dollars [$25000]); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Mikwec;
(c) Mikwec has not (i) amended its Articles of Incorporation or Bylaws; (ii)
declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to Shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii)
waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Mikwec; (iv) made any material change in its method of management, operation or accounting; (v)
entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds one hundred thousand Dollars ($100,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and
(d) To the best knowledge of Mikwec, Mikwec has not become subject to any law or regulation which materially and adversely affects, or in the future may adversely affect the business, operations, properties, assets, or condition of
Mikwec.

Section 1.08  Title and Related Matters. Mikwec has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, or acquired after that date (except properties, inventory, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business) free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present, proposed or future business operations on such properties; and (c) as described in the
Mikwec Schedules. Except as set forth in the Mikwec Schedules, Mikwec owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Mikwec's business. Except as set forth in the Mikwec Schedules, no third party has any right to, and Mikwec has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Mikwec or any material portion of its properties, assets, or rights.

Section 1.09  Litigation and Proceedings. Except as set forth in the Mikwec
Schedules, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Mikwec after reasonable investigation, threatened by or against Mikwec or affecting Mikwec or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Mikwec does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.10  Contracts.
(a) Except as included or described in the Mikwec Schedules, there are no
"material" contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Mikwec is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a
"material" contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least one hundred thousand Dollars ($100,000);
(b) All contracts, agreements, franchises, license agreements, and other commitments to which Mikwec is a party or by which its properties are bound and which are material to the operations of Mikwec taken as a whole are valid and enforceable by Mikwec in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;
(c) Mikwec is not a party to or bound by, and the properties of Mikwec are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects the business operations, properties, assets, or condition of Mikwec; and
(d) Except as included or described in the Mikwec Schedules, Mikwec is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii)
profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Mikwec is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of one hundred thousand Dollars ($100,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Mikwec.

Section 1.11  Material Contract Defaults. Mikwec is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Mikwec and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Mikwec has not taken adequate steps to prevent such a default from occurring.

Section 1.12  No Conflict With Other Instruments. The execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Mikwec is a party or to which any of its properties or operations are subject.

Section 1.13  Governmental Authorizations. Except as set forth in the Mikwec
Schedules, Mikwec has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Mikwec of this Agreement and the consummation by Mikwec of the transactions contemplated hereby.

Section 1.14  Compliance with Laws and Regulations. Except as set forth in the
Mikwec Schedules, to the best of its knowledge Mikwec has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Mikwec or except to the extent that noncompliance would not result in the occurrence of any material liability for Mikwec.

Section 1.15  Approval of Agreement. The Board of Directors of Mikwec has
authorized the execution and delivery of this Agreement by Mikwec and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Mikwec Shareholders that the Exchange Offer be accepted by them.

Section 1.16  Material Transactions or Affiliations. Set forth in the Mikwec
Schedules or as disclosed herein there exists no contract, agreement, or arrangement between Mikwec and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by Mikwec to own beneficially, five percent (5%) or more of the issued and outstanding common stock of Mikwec and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof.

Section 1.17  Mikwec Schedules. Mikwec has delivered or will deliver on such times as set forth herein, the following schedules and documents to the Company which consist of separate schedules dated as of the date of execution of this
Agreement, all certified by the chief executive officer of Mikwec as complete, true, and correct as of the date of this Agreement in all material respects:
(a) a schedule containing complete and correct copies of the Articles of
Incorporation, and Bylaws of Mikwec in effect as of the date of this Agreement;
(b) a schedule containing the financial statements of Mikwec identified in paragraph 1.04(a);
(c) a Schedule 1.17(c) containing a list indicating the name and address of each shareholder of Mikwec together with the number of common and/or preferred shares owned by him, her or it;
(d) a schedule containing a description of all real property owned by Mikwec, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;
(e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefore) pursuant to which Mikwec carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of Mikwec);
(f) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Mikwec since
January 31, 2004, required to be provided pursuant to section 1.07 hereof;
(g) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Mikwec Schedules by
Sections 1.01 through 1.17;
(h) and such other schedules as set forth herein.

Mikwec shall cause the Mikwec Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Mikwec shall have until ten days after execution of this agreement to provide such schedules. If Mikwec cannot or fails to do so, or if the Company finds any such schedules or updates provided after the date hereof to be unacceptable in its sole discretion, the Company may terminate this Agreement by giving written notice to Mikwec within five (5) days after the schedules or updates were due to be produced or were provided.

Section 1.18  Valid Obligation. This Agreement and all agreements and other documents executed by Mikwec in connection herewith constitute the valid and binding obligation of Mikwec, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.19  Acquisition of the Company's Common Stock. The Mikwec Shareholders
are acquiring the Company's common shares for their own account without the participation of any other person and with the intent of holding the Company's common shares for investment and without the intent of participating, directly or indirectly, in a distribution of the Company's common shares, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Company's common shares, or any portion thereof. The Mikwec
Shareholders have read, understand and consulted with their legal counsel regarding the limitations and requirements of Section 5 of the 1933 Act. The
Mikwec Shareholders will offer, sell, pledge, convey or otherwise transfer the
Company's common shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) pursuant to a valid exemption from registration.

Section 1.20  Accredited Investor Status. Each Mikwec Shareholder is an
accredited investor as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act and each Mikwec Shareholder acknowledges that it has a preexisting relationship with the Company and/or its officers, directors, employees, advisers or consultants. The Mikwec Shareholders are not investing in the Shares based upon any representation, oral or written, by any person with respect to the future value, if any, of, or the income, if any, from the
Company's common stock. Each Mikwec Shareholder has consulted with its own attorneys, accountants, and financial advisors prior to executing this agreement.

Section 1.21  Legal Opinions. Mikwec will deliver a legal opinion in the form acceptable to the Company that the transactions contemplated by this agreement and Mikwec have complied in all respects with applicable law.

                                   ARTICLE II

            REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Mikwec and the Mikwec
Shareholders, except as set forth in the Company Schedules (as hereinafter defined), the Company represents and warrants to Mikwec and the Mikwec
Shareholders as follows:

Section 2.01  Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. Included in the Company Schedules are complete and correct copies of the Certificate of Incorporation and Bylaws of the Company as
in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company's Certificate of Incorporation or Bylaws.
The Company has taken all action required by law, its Certificate of
Incorporation, its Bylaws, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by law, its Certificate of Incorporation,
Bylaws, or otherwise to consummate the transactions herein contemplated.

Section 2.02  Capitalization. The Company's authorized capitalization consists of 300,000,000 shares, consisting of 300,000,000 shares of Common Stock, par value
$0.001 per share of which 31,236,468 shares will be issued and outstanding at the Closing as defined in Section 3.04. The Company is not authorized to issue preferred stock and no preferred stock will issued and outstanding at the
Closing. All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 2.03  Subsidiaries and Predecessor Corporations. The Company does not have any predecessor corporation(s) or subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04  Financial Statements.
The Company's financial statements as filed with the Securities and Exchange
Commission on the EDGAR Database are true and accurate in all material respects.
(b) All such financial statements have been prepared in accordance with United
States generally accepted accounting principles consistently applied throughout the periods involved. The Company balance sheets present fairly as of their respective dates the financial condition of the Company. As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, the Company had no liabilities or obligations (absolute or contingent)
which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of the Company, in accordance with generally accepted accounting principles. The statements of operations, Shareholders' equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.
(c) The Company has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable.
(d) The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with good business and accounting practices.
(e) All of the Company's assets are reflected on its financial statements, and, except as set forth in the Company Schedules or the financial statements of the
Company or the notes thereto, the Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05  Information. The information concerning the Company set forth in this Agreement and the Company Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 2.06  Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

Section 2.07  Absence of Certain Changes or Events. Except as disclosed in
Schedule 2.07, or permitted in writing by Mikwec, since the date of the most recent Company balance sheet:
(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of the Company or (ii) any damage, destruction or loss to the Company (whether or not covered by insurance)
materially and adversely affecting the business, operations, properties, assets or condition of the Company;
(b) The Company has not and will not (i) amend its Certificate of Incorporation or Bylaws except to complete the performance of the Company as set forth herein;
(ii) declare or make, or agree to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to Shareholders or purchase or redeem, or agree to purchase or redeem, any of its capital stock; (iii) waive any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of the Company; (iv) make any material change in its method of management, operation, or accounting; (v) enter into any transaction or agreement other than in the ordinary course of business;
(vi) make any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increase the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds One Thousand Dollars
($1,000); or (viii) make any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;
(c) The Company has not (i) granted or agreed to grant any options or warrants;
(ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Company balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby;
(iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than One Thousand
Dollars [$1,000]), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than One Thousand
Dollars [$1,000]); and (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Company; and
(d) The Company has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of the Company.

Section 2.08  Title and Related Matters. The Company has good and marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, which are reflected in the most recent Company balance sheet or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as described in the Company Schedules.
Except as set forth in the Company Schedules, the Company owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with the Company's business. Except as set forth in the Company Schedules, no third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of the Company or any material portion of its properties, assets, or rights.

Section 2.09  Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the
Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company is not in default of any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 2.10  Contracts.
(a) The Company is not a party to, and its assets, products, technology and properties are not bound by, any material contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral.
(b) All contracts, agreements, franchises, license agreements, and other commitments to which the Company is a party or by which its properties are bound and which are material to the operations of the Company taken as a whole are valid and enforceable by the Company in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;
(c) The Company is not a party to or bound by, and the properties of the Company are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of the Company; and
(d) Except as included or described in the Company Schedules or reflected in the most recent Company balance sheet, the Company is not a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which the
Company is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one year or providing for payments in excess of One Million Dollars ($1,000,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of the Company.

Section 2.11  Material Contract Defaults. The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of the Company and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Company has not taken adequate steps to prevent such a default from occurring.

Section 2.12  No Conflict With Other Instruments. The execution of this
Agreement and the consummation of the transactions contemplated by this
Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the
Company is a party or to which any of its assets or operations are subject.

Section 2.13  Governmental Authorizations. The Company has all licenses, franchises, permits, and other governmental authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by the Company of this Agreement and the consummation by the
Company of the transactions contemplated hereby.

Section 2.14  Compliance With Laws and Regulations. To the best of its knowledge, the Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of the Company or except to the extent that noncompliance would not result in the occurrence of any material liability. This compliance includes, but is not limited to, the filing of all reports, filings and schedules to date with federal and state securities authorities.

Section 2.15  Approval of Agreement. The board of directors of the Company has authorized the execution and delivery of this Agreement by the Company and has approved this Agreement and the transactions contemplated hereby.

Section 2.16  Material Transactions or Affiliations. Except as disclosed herein and in the Company Schedules, there exists no contract, agreement or arrangement between the Company and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by the Company to own beneficially, five percent (5%) or more of the issued and outstanding Common Stock of the Company and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.

Section 2.17  The Company Schedules. Within ten (10) days prior to Closing, the
Company will deliver to Mikwec the following schedules, which are collectively referred to as the "Company Schedules" and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of the Company to be complete, true, and accurate in all material respects as of the date of this Agreement:
(a) a schedule containing complete and accurate copies of the Certificate of
Incorporation and Bylaws of the Company as in effect as of the date of this
Agreement;
(b) a certified list from the Company's Transfer Agent setting forth the name and address of each shareholder of the Company together with the number of shares owned by him, her or it;
(d) a schedule containing a description of all real property owned by the
Company, together with a description of every mortgage, deed of trust, pledge, lien, agreement, encumbrance, claim, or equity interest of any nature whatsoever in such real property;
(e) copies of all licenses, permits, and other governmental authorizations (or requests or applications therefore) pursuant to which the Company carries on or proposes to carry on its business (except those which, in the aggregate, are immaterial to the present or proposed business of the Company); and (i) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Company Schedules by Sections 2.01 through 2.18.

The Company shall cause the Company Schedules and the instruments and data delivered to Mikwec hereunder to be promptly updated after the date hereof up to and including the Closing Date.

If the Company cannot or fails to provide the schedules required by this
Section, or if Mikwec or the Company finds any such schedules or updates provided after the date hereof to be reasonably unacceptable, Mikwec or the
Mikwec Shareholders may terminate this Agreement by giving written notice to the
Company within five (5) days after the schedules or updates were due to be produced or were provided.

Section 2.18  Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.19  Reporting Requirements of the Company. The Company is subject to the reporting and filing requirements of the Securities Exchange Act of 1934
("the Exchange Act") including (1) the periodic reporting requirements and (2)
the Proxy Rules set forth thereunder.

Section 2.20  Quotation on the National Quotation Bureau's Pink Sheets. The
Company's Common Stock is quoted on the National Quotation Bureau's Pink Sheets under the symbol "DWOG" and the Company will retain such quotation on the
National Quotation Bureau's Pink Sheets until the Closing of the transactions contemplated herein.

Section 2.21  Approval of the Exchange by the Company's Shareholders. The
transactions contemplated by this Agreement do not require the approval of the
Company's Shareholders.

Section 2.22  The Company will obtain general releases of 1089144 Alberta Ltd.
in favor of the Company and return the 5,775,000 shares issued to 1089144
Alberta Ltd. which is owned and controlled by Cassandra and Elissa Brown to treasury for cancellation which were purchased by Cassandra and Elissa Brown from David Roff a former President/Director of the Company.

Section 2.23  The Company will obtain a general release of John F. Brown, the
Company's Chief Operating Officer who was terminated by the Company on or about
June 7, 2004.

                                   ARTICLE III

                                PLAN OF EXCHANGE

Section 3.01  The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 3.04), each Mikwec
Shareholder who shall elect to accept the Exchange Offer described herein shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of common stock of Mikwec set forth on
Schedule 3.01 attached hereto.

On the terms and subject to the conditions set forth in this Agreement, on the
Closing Date (as defined in Section 3.04), each Mikwec Preferred Shareholder shall grant the Company an exclusive option to acquire their preferred shares for a period of three years pursuant to the terms of the option agreement attached hereto as Schedule 3.01 (a) and made a part hereof.

The Mikwec Common Shareholders will receive three (3) shares of the Company's common stock for every one (1) Share of Mikwec common stock held or an aggregate amount of 12,003,375 shares of the Company's Common Stock for 100% of the outstanding common stock of Mikwec. The Preferred Shareholders of Mikwec shall, in exchange for the grant of the option, receive thirty (30) Shares of the
Company's common stock for every one (1) share of Mikwec preferred stock held.
After the issuance of the shares to the common and preferred shareholders of
Mikwec, the Company will have 53,364,843 of the Company's then outstanding
Common Stock. The common stock and preferred stock shareholders will execute a lockdown agreement attached hereto as Exhibit 3.01 (b)and made a part hereof.
The lockdown agreement generally provides that for a period of two years from the date of execution of the lockdown agreement, the Mikwec common Shareholders and preferred Shareholders will only sell 1% of their respective aggregate holdings of the shares of the Company issued pursuant to the Exchange Offer every 90 days.

Section 3.02  Tradability of Shares. The shares of the Common Stock of the
Company to be issued to the Mikwec Shareholders have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The shares to be issued to the Mikwec Shareholders will bear the following restrictive legend:
"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY
NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i)
REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE
SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL,
SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE
EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND
APPLICABLE STATE SECURITIES LAWS."

Section 3.03  Dilution. The number of shares of the Company's Common Stock issuable upon exchange pursuant to Section 3.01 shall be appropriately adjusted to take into account any other stock split, stock dividend, reverse stock split, adjustment, recapitalization, change in the Company's Common Stock or changes agreed upon by the Company and the Mikwec Shareholders which may occur between the date of the execution of this Agreement and the Closing Date.

Section 3.04  Closing. The closing ("Closing") of the transaction contemplated by this Agreement shall be on a date and at such time as the parties may agree
("Closing Date") but not later than July 21, 2004, subject to the right of the
Company to extend such Closing Date by up to an additional ten (10) days. Such
Closing shall take place at a mutually agreeable time and place. At Closing, or immediately thereafter, the following will occur:
(a) The Mikwec Common Shareholders shall surrender the certificates evidencing
100% of the shares of common stock of Mikwec, duly endorsed with Medallion
Guaranteed stock powers so as to make the Company the sole owner thereof;
(b) The Company will issue and deliver newly issued treasury shares of the
Company's Common Stock in the names of the Mikwec Shareholders in accordance with this Agreement;
(c) The Mikwec Preferred Shareholders will deliver to the Company the executed
Option Agreement as defined herein and certificates evidencing 100% of the outstanding common stock of the Company to be held in escrow pursuant to the terms of the escrow agreement attached hereto as Schedule 3.04(c)
(d) The sole officer and director of Mikwec will resign and the officers and directors of the Company shall become the officers and directors of Mikwec.
(e) The Closing shall be consummated by the execution and acknowledgment by the
Company and Mikwec of Articles of Share Exchange in accordance with applicable law.
(f) The Company will deliver general releases executed by John F. Brown, the
Company's Former Chief Operating officer, and 1089144 Alberta Ltd releasing the
Company from any and all charges, complaints, grievances, claims, liabilities, obligations, promises, agreements, causes of actions, rights, controversies, liens, demands, damages, costs, losses, debts and expenses of any nature whatsoever, known or unknown, suspected or unsuspected, which the other, its heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have by reason of any matter, fact or cause whatsoever.
(g) Mikwec will deliver the executed lockdown agreement set forth on Schedule
3.01 (a) from each of the preferred and common stock holders of Mikwec.
(h) Mikwec preferred Shareholders will delivery the executed option agreement attached as Schedule 3.04 (c).
(i) Mikwec preferred stock holders will deliver the executed escrow agreement attached as Schedule Section 3.05(a)
(j) Closing Events. At the Closing, the Company, Mikwec and each of the Mikwec
Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the
Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby unless such items were required to be delivered at other times prior to closing as set forth herein.

Section 3.06  Termination.
(a) This Agreement may be terminated by the Board of Directors of either the
Company or Mikwec or by the Mikwec Shareholders at any time prior to the Closing
Date if: (i) there shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Board of Directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange;
(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange;
or (iii) if less than one hundred percent (100%) of the Mikwec common stock and preferred shareholders agree to the Exchange Offer.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

(b) This Agreement may be terminated by the Board of Directors of the Company at any time prior to the Closing Date if: (i) the Board of Directors of the Company
determines in good faith that one or more of the Company's conditions to Closing has not occurred, through no fault of the Company; (ii) the Company finds the
Mikwec Schedules unacceptable; or (iii) Mikwec shall fail to comply in any material respect with any of its covenants or agreements contained in this
Agreement or if any of the representations or warranties of Mikwec contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this Section, this Agreement shall be of no further force or effect, and the Company shall incur no obligation, right or liability hereunder.

                                   ARTICLE IV

                                SPECIAL COVENANTS

Section 4.01  Access to Properties and Records. The Company and Mikwec will each afford to the officers and authorized representatives of the other full access to the properties, books and records of the Company or, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Mikwec, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. In order that each party may investigate as it may wish the business affairs of the other, each party shall furnish the other during such period with all such information and copies of such documents concerning the affairs of it as the other party may reasonably request, and cause its officer, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other parties all material facts affecting its financial condition, business operations, and the conduct of operations. Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), the
Company shall provide Mikwec with quarterly internally prepared and unaudited financial statements for all periods up to the date of Closing.

Section 4.02  Delivery of Books and Records. At the Closing, Mikwec shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents of Mikwec now in the possession of Mikwec or its representatives.

Section 4.03  Third Party Consents and Certificates. The Company and Mikwec agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 4.04  Consent of Mikwec Shareholders. Mikwec shall use its best efforts to obtain the consent of all Mikwec Shareholders to participate in the Exchange.

Section 4.05  Actions Prior to Closing.
(a) From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or Mikwec Schedules or as permitted or contemplated by this Agreement, the Company (subject to paragraph (d) below) and
Mikwec respectively, will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.
(b) From and after the date of this Agreement until the Closing Date, Mikwec will not: (i) make any changes in it's Articles or Certificate of Incorporation or Bylaws, except as otherwise provided in this Agreement; (ii) take any action described in Section 1.07; (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services; or (iv) sell any assets or discontinue any operations or conduct any similar transactions other than in the ordinary course of business.

Section 4.06  Indemnification.
(a) Mikwec hereby agrees to indemnify the Company and it's officers, agents, employees and advisers against any loss, liability, claim, damage, or expense
(including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made by Mikwec under this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement.

                                    ARTICLE V

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 5.01  Accuracy of Representations and Performance of Covenants. The
representations and warranties made by Mikwec in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date
(except for changes therein permitted by this Agreement). Mikwec shall have performed or complied with all covenants and conditions required by this
Agreement to be performed or complied with by Mikwec prior to or at the Closing.
The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Mikwec and dated the Closing Date, to the foregoing effect.

Section 5.02  Officer's Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of
Mikwec to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of Mikwec threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, by or against Mikwec, which might result in any material adverse change in any of the assets, properties, business, or operations of
Mikwec.

Section 5.03  No Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business, or operations of
Mikwec nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable in the sole discretion of the
Company's Board of Directors.

Section 5.04  Approval by Mikwec Shareholders. The Exchange shall have been approved, and shares delivered by the holders of not less than one hundred percent (100%) of the outstanding common and preferred shares of Mikwec.

Section 5.05  No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 5.06  Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued
operation of the Company and Mikwec after the Closing Date on the basis as presently operated shall have been obtained.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF MIKWEC
                          AND THE MIKWEC SHAREHOLDERS

The obligations of Mikwec and the Mikwec Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01  Accuracy of Representations and Performance of Covenants. The
representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.
Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied the conditions described below prior to or at the Closing:
(a) The directors of the Company shall have approved the Exchange and the related transactions described herein.

Section 6.02  No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable in the sole discretion of the Company's Board of Directors.

Section 6.03  No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05  Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued
operation of the Company and Mikwec after the Closing Date on the basis as presently operated shall have been obtained.

                                   ARTICLE VII

                                  MISCELLANEOUS

Section 7.01  Brokers. No broker's or finder's fee will be paid in connection with the transaction contemplated by this Agreement other than fees payable to persons registered as broker-dealers pursuant to Section 15 of the Securities
Exchange Act of 1934.

Section 7.02  Governing Law and Arbitration. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United
States of America and, with respect to the matters of state law, with the laws of the State of Florida without giving effect to principles of conflicts of law thereunder. Venue shall be in Palm Beach County, Florida. All controversies, disputes or claims arising out of or relating to this Agreement shall be resolved by binding arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration
Association. All arbitrators shall possess such experience in, and knowledge of, the subject area of the controversy or claim so as to qualify as an "expert"
with respect to such subject matter. The governing law for the purposes of any arbitration arising hereunder shall be in Florida. The prevailing party shall be entitled to receive its reasonable attorney's fees and all costs relating to the arbitration. Any award rendered by arbitration shall be final and binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

Section 7.03  Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to the Company, to:   Deep Well Oil & Gas, Inc.
                         Suite 2600, Sun Life Plaza
                         144 Fourth Street SW
                         Calgary, Alberta, Canada T2P 3N4

If to MIKWEC, to:        Mikwec Energy Canada Ltd.
                         c/o Hladun & Company
                         100, 10187 - 104 Street
                         Edmonton, Alberta, Canada T5J 0Z9

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered; (ii) on the day after dispatch, if sent by overnight courier; (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone; and (iv) three
(3) days after mailing, if sent by registered or certified mail.

Section 7.04  Attorney's Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05  Confidentiality. Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this
Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 7.06  Schedules; Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party's schedules delivered pursuant to this Agreement.

Section 7.07  Third Party Beneficiaries. This contract is strictly between the
Company and Mikwec and the Mikwec Shareholders, and, except as specifically provided, no director, officer, Shareholder (other than the Mikwec
Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 7.08  Expenses. The Company and Mikwec each hereto agree to pay its own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

Section 7.09  Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.10  Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of three (3)
years.

Section 7.11  Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 7.12  Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 7.13  Best Efforts. Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.
Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

Section 7.14  Faxed Copies. For purposes of this Agreement, a faxed signature will constitute an original signature.

Section 7.15  Severability. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

Section 7.16  Conflicts of Interest. The Parties to this Agreement acknowledge that they are aware that this Agreement has not been negotiated at "arms length"
and that various officers, directors and Shareholders of the Company may hold common and/or preferred stock of Mikwec and that various officers, directors and holders of common and preferred stock of Mikwec may hold common stock of the
Company or hold positions as officers or directors of the Company. The Parties to this agreement recognize that such conflicts exist and that such conflicts may not be resolved in a manner beneficial to them. The Parties further acknowledge that they have been given the opportunity to receive detailed information and or ask questions from any parties so involved about such conflicts and have received all information requested by them and that such information was adequate.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the
8th day of July 2004.

MIKWEC ENERGY CANADA LTD.

BY: /s/ Victor Davis
Victor Davis, President

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